Exhibit 32.2

WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Financial Officer of Jagged Peak, Inc. (the “Company”), hereby certify that the Annual Report on Form 10-K of the Company for the year ended December 26, 2014, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 26, 2015

By:	/s/ Albert Narvades
Chief Financial Officer

(Principal Financial Officer)